Exhibit 32.1

STATEMENT

Pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss. 1350, the undersigned officer of ManpowerGroup Inc. (the “Company”), hereby certifies that to his knowledge:

(1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MANPOWERGROUP INC.

Dated: February 19, 2021

/s/ Jonas Prising
Jonas Prising
Chairman and Chief Executive Officer

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934.